Exhibit 99.1

Kaleyra Provides Business Update Post mGage Transaction

The combination reiterates Kaleyra’s strength as a top-5 global CPaaS platform

Vienna, VA and Atlanta, GA – June 14, 2021 - Kaleyra, Inc. (NYSE: KLR) (KLR.WS) (“Kaleyra” or the “Company”), a rapidly growing cloud communications software provider delivering a secure system of application programming interfaces (APIs) and connectivity solutions in the API/Communications Platform as a Service (CPaaS) market, today announced a financial update in regards to the previously closed transaction with mGage.

“We are extremely pleased to welcome the mGage team to Kaleyra and have enjoyed getting to know the team and understanding the business,” commented Dario Calogero, Kaleyra’s Founder and Chief Executive Officer. “As we move forward as one united team, I could not be more proud of the global team we have assembled.”

Financial Outlook

Kaleyra’s outlook takes into consideration a significant volume decrease in Brazil and India, due to ongoing pandemic issues and, at the same time, that the Company has started to experience a slight recovery in the US and Europe:

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Second Quarter 2021 Guidance: Total revenue is expected to be in the range of $50.0 - $51.0 million, including additional contribution from mGage for only the month of June following the completion of the combination on June 1st, and confirming the previously communicated guidance.

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Full Year 2021 Guidance: Total revenue is expected to be in the range of $258 - $262 million, including previously communicated Kaleyra guidance plus the Company’s expectations for seven months of additional contribution from mGage following the completion of the combination on June 1st, and absent an accelerated wave of COVID-19 cases.

About Kaleyra Inc.

Kaleyra, Inc. (NYSE American: KLR) (KLR WS), is a global group providing mobile communication services to financial institutions, e.commerce, digital giants, software companies, logistic providers, healthcare and other large organizations worldwide. Through its proprietary platform, Kaleyra manages multi-channel integrated communication services on a global scale, consisting of messaging and instant messaging, push notifications, e-mail, voice services, and chatbots. Kaleyra’s technology today makes it possible to safely and securely manage billions of messages monthly with a reach to hundreds of MNOs including all tier-1 US carriers. For more information: https://www.kaleyra.com/.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to the anticipated benefits of the acquisition of mGage by the Company, including the Company’s projected future results and market opportunities following the acquisition of mGage. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) risks that the transaction disrupts current plans and operations of mGage and potential difficulties in mGage employee retention as a result of the transaction, (ii) the price of the Company’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which the Company, including mGage, operates, variations in operating performance across competitors, changes in laws and regulations affecting the Company’s, including mGage’s, business and changes in the combined capital structure, (iii) the ability to integrate mGage into the Company and implement business plans, forecasts, and other expectations after the completion of the transaction, and identify and realize additional opportunities, (iv) the risk of downturns and a changing regulatory landscape in the highly competitive communications industry and (v) the size and growth of the market in which the Company operates, (vi) the mix of services utilized by the Company’s customers and such customers’ needs for these services, (viii) market acceptance of new service offerings, (ix) the ability of the Company to expand what it does for existing customers as well as to add new customers, (x) that the Company will have sufficient capital to operate as anticipated, and (xi) the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as governmental responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on the Company’s operations, the demand for its products, global supply chains and economic activity in general. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and other documents filed by the Company from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Marc P. Griffin

ICR, Inc.

Marc.Griffin@icrinc.com

ir@kaleyra.com

646-277-1290

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